UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

LUBY’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8308	74-1335253
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13111 Northwest Freeway, Suite 600 Houston, Texas		77040
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 329-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of the shareholders of Luby’s, Inc. (the “Company”) held on January 25, 2013, the matters voted upon and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below.

The following nominees for directors were elected to serve one-year terms expiring at the 2014 annual meeting of shareholders:

Nominee	For	Against	Abstentions	Broker Non-votes
Judith Craven, M.D., M.P.H.	18,668,567	859,435	85,840	6,599,236
Arthur Emerson	19,309,254	218,811	85,777	6,599,236
Jill Griffin	19,324,486	204,186	85,170	6,599,236
J.S.B. Jenkins	19,325,300	202,964	85,578	6,599,236
Frank Markantonis	19,161,851	366,264	85,727	6,599,236
Joe McKinney	19,416,084	112,331	85,427	6,599,236
Gasper Mir, III	19,399,904	128,165	85,773	6,599,236
Christopher J. Pappas	19,396,898	131,771	85,173	6,599,236
Harris J. Pappas	19,165,079	363,618	85,145	6,599,236

The appointment of Grant Thornton LLP as independent public accounting firm for the Company for the 2013 fiscal year was ratified:

For	Against	Abstentions	Broker Non-votes
26,061,195	138,136	13,747	—

The advisory vote on the compensation of the Company’s named Executive Officers was approved:

For	Against	Abstentions	Broker Non-votes
19,235,318	285,727	92,797	6,599,236

The amendment and restatement of the Nonemployee Director Stock Plan was approved:

For	Against	Abstentions	Broker Non-votes
19,134,659	375,586	103,597	6,599,236

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013	LUBY’S, INC.

	By:	/s/ Christopher J. Pappas
Christopher J. Pappas
President and Chief Executive Officer